Exhibit 99.1

FOR IMMEDIATE RELEASE

Patterson-UTI Energy and NexTier Oilfield Solutions Complete Merger

HOUSTON – September 1, 2023 – Patterson-UTI Energy, Inc. (NASDAQ: PTEN) (“Patterson-UTI”) today announced the completion of its previously announced all-stock merger with NexTier Oilfield Solutions Inc. (“NexTier”), creating a leading provider of drilling and completions services in the United States. The combined company will retain the name Patterson-UTI Energy, Inc., continue trading under the ticker symbol PTEN and maintain its headquarters in Houston, Texas.

Patterson-UTI prides itself on its best-in-class operational and technology portfolio bolstered by what we believe to be the most comprehensive set of drilling and completions operational data in the United States. The Company’s U.S. Contract Drilling business has 172 super-spec drilling rigs and its U.S. Well Completions business, which will operate under the NexTier Completions brand, has 3.3 million hydraulic fracturing horsepower.

Andy Hendricks, President and Chief Executive Officer of Patterson-UTI, said, “We are excited to complete the merger of Patterson-UTI and NexTier, establishing us as a leading, technology-driven drilling and well completions business. The Company is well positioned to deliver value through our comprehensive portfolio, innovative offerings, significant free cash flow generation and strong financial position. With an outstanding combined team and collective track record of integrations, we are confident we will hit the ground running and successfully bring the businesses together. We look forward to welcoming our NexTier colleagues and starting this new chapter together.”

Our strategic positioning sets the stage for enhanced shareholder value. The transaction is expected be accretive to both earnings per share and free cash flow in 2024. The Company expects to realize annual cost savings and operational synergies of approximately $200 million within 18 months following the merger closing. Patterson-UTI intends to target high free cash flow conversion, remain good stewards of capital and continue its practice of targeting a return of 50% of free cash flow to shareholders.

Leadership Team

The combined company’s proven management team reflects the strengths and capabilities of both organizations and includes:

•	Andy Hendricks, President and Chief Executive Officer

•	Andy Smith, Executive Vice President and Chief Financial Officer

•	Mike Holcomb, Executive Vice President and Chief Business Officer

•	Matt Gillard, President of NexTier Completion Solutions

•	Ken Berns, Executive Vice President and Chief Commercial Officer

•	Seth Wexler, Senior Vice President, General Counsel and Secretary

•	Kenny Pucheu, Chief Integration Officer

Board of Directors

Patterson-UTI’s Board includes the following 11 members, six of whom are from the Patterson-UTI Board and five of whom are from the NexTier Board:

•	Curtis Huff, Chairman

•	Robert Drummond, Vice Chairman

•	Andy Hendricks

•	Leslie A. Beyer

•	Tiffany (TJ) Thom Cepak

•	Gary M. Halverson

•	Cesar Jaime

•	Janeen S. Judah

•	Amy H. Nelson

•	Julie J. Robertson

•	James C. Stewart

About Patterson-UTI Energy, Inc.

Patterson-UTI is a leading provider of drilling and completion services to oil and natural gas exploration and production companies in the United States and other select countries, including contract drilling services, integrated well completion services and directional drilling services in the United States, and specialized bit solutions in the United States, Middle East and many other regions around the world. For more information, visit www.patenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Patterson-UTI’s current beliefs, expectations or intentions regarding future events. Words such as “anticipate,” “believe,” “budgeted,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “potential,” “project,” “pursue,” “should,” “strategy,” “target,” or “will,” and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding Patterson-UTI’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Patterson-UTI’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. The statements include, without limitation, projections as to the anticipated benefits of the transaction, the impact of the transaction on Patterson-UTI’s business and future financial and operating results, the amount and timing of synergies from the transaction, the combined company’s projected revenues, adjusted EBITDA and cash flow, accretion, business and employee opportunities and capital return policy, , which are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Patterson-UTI’s control. These factors and risks include, but are not limited to: adverse oil and natural gas industry conditions; global economic conditions, including inflationary pressures and risks of economic downturns or recessions in the United States and elsewhere; volatility in customer spending and in oil and natural gas prices that could adversely affect demand for Patterson-UTI’s services and their associated effect on rates; excess availability of land drilling rigs, pressure pumping and directional drilling equipment, including as a result of reactivation, improvement or construction; competition and demand for Patterson-UTI’s services; the impact of the ongoing conflict in Ukraine; strength and financial resources of competitors; utilization, margins and planned capital expenditures; liabilities from operational risks for which Patterson-UTI does not have and receive full indemnification or insurance; operating hazards attendant to the oil and natural gas business; failure by customers to pay or satisfy their contractual obligations (particularly with respect to fixed-term contracts); the ability to realize backlog; specialization of methods, equipment and services and new technologies, including the ability to develop and obtain satisfactory returns from new technology; the ability to retain management and field personnel; loss of key customers; shortages, delays in delivery, and interruptions in supply, of equipment and materials; cybersecurity events; synergies, costs and financial and operating impacts of acquisitions; difficulty in building and deploying new equipment; governmental regulation; climate legislation, regulation and other related risks; environmental, social and governance practices, including the perception thereof; environmental risks and ability to satisfy future environmental costs; technology-related disputes; legal proceedings and actions by governmental or other regulatory agencies; the ability to effectively identify and enter new markets; public health crises, pandemics and epidemics; weather; operating costs; expansion and development trends of the oil and natural gas industry; ability to obtain insurance coverage on commercially reasonable terms; financial flexibility; interest rate volatility; adverse credit and equity market conditions; availability of capital and the ability to repay indebtedness when due; our return of capital to stockholders; stock price volatility; and compliance with covenants under Patterson-UTI’s debt agreements. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the prompt and effective integration of Patterson-UTI’s and NexTier’s businesses and the ability to achieve the anticipated synergies and value-creation contemplated by the transaction; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the transaction; and the diversion of management time on transaction-related issues.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Patterson-UTI’s SEC filings. Patterson-UTI’s filings may be obtained by contacting Patterson-UTI or the SEC or through Patterson-UTI’s website at http://www.patenergy.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. Patterson-UTI undertakes no obligation to publicly update or revise any forward-looking statement.

Contact:

Mike Drickamer

Patterson-UTI Vice President, Investor Relations

(281) 765-7170